                                                                      EXHIBIT 5

                          [CARLTON FIELDS LETTERHEAD]



                                August 16, 1999



American Bancshares, Inc.
4502 Cortez Road West
Bradenton, Florida 34210


                  RE:      AMERICAN BANCSHARES, INC.
                           REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

         We have acted as counsel to American Bancshares, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 111,900 shares of the Company's common shares, $1.175 par value (the "Shares"), to be issued by the Company under the American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996 (the "Plan"). The Plan provides for the grant of incentive stock option ("Options") to key employees of the Company and its subsidiaries with respect to an aggregate of 150,000 common shares. As of the date of this opinion, 38,100 Shares have been issued under the Plan pursuant to options exercised prior to the filing of the Registration Statement with the Commission and are not being registered in the Registration Statement. Accordingly, this opinion related only to the 111,900 Shares covered by the Registration Statement ("Registered Shares").

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, the following:
(a) the Plan (b) the Articles of Incorporation of the Company, (c) the Bylaws of the Company, (d) certain resolutions adopted by the Board of Directors of the Company relating to the approval of the Plan, the reservation of Shares for issuance thereunder, and related matters, (e) the proxy statement on Schedule 14A as filed with the Commission on May 9, 1996, and mailed to shareholders of the Company in connection with the 1996 Annual Meeting of Shareholders relating to, among other things, the adoption of the Plan, and (f) the Registration Statement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic, the authenticity of the originals of such documents, and the accuracy and completeness of all corporate records made available to us by the Company. We also have assumed that all agreements and instruments executed by parties other than the Company are the valid,

American Bancshares, Inc.
August 16, 1999
Page 2



binding and enforceable obligations of such parties and that the individuals signing on behalf of such parties have been duly authorized to execute and deliver such agreements and instruments. We also have assumed that each award agreement setting forth the terms of each grant of Options under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration recorded by the Company for the Shares will be an amount at least equal to par value of the Shares.

         Based on the foregoing and in reliance thereon, we are of the opinion that the Registered Shares have been duly authorized for issuance by the Company and, when such Registered Shares are issued upon exercise of Options granted pursuant to the actions of the Board of Directors and under the terms and conditions of the Plan, the Registered Shares will be validly issued, fully paid and nonassessable.

         We are aware that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement relating to the Registered Shares, and we hereby consent to such use of our name in such Prospectus.


                                         Very truly yours,

                                         CARLTON, FIELDS, WARD, EMMANUEL,
                                           SMITH & CUTLER, P.A.



                                         By: /s/ Richard A. Denmon
                                            ----------------------------------
                                                 Richard A. Denmon


RAD:cbb